                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                          DEFLECTA-SHIELD CORPORATION

                                       BY

                        ZEPHYROS ACQUISITION CORPORATION

                          A WHOLLY OWNED SUBSIDIARY OF

                       LUND INTERNATIONAL HOLDINGS, INC.

                                       AT

                              $16.00 NET PER SHARE

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
     CITY TIME, ON FRIDAY, DECEMBER 26, 1997, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

    Enclosed for your consideration is an Offer to Purchase dated November 28, 1997 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the Offer by Zephyros Acquisition Corporation, a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Lund International Holdings, Inc., a Delaware corporation, to purchase for cash any and all issued and outstanding shares of common stock, par value $.01 per share (the "Common Stock" or the "Shares"), of Deflecta-Shield Corporation, a Delaware corporation (the "Company"). We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    Accordingly, we request your instructions as to whether you wish to tender on your behalf any of or all of the Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer.

    Your attention is directed to the following:

        1. The offer price is $16.00 per Share, net to the seller in cash, without interest thereon.

        2.  The Offer is being made for all outstanding Shares.

        3. THE BOARD OF DIRECTORS OF THE COMPANY HAS DETERMINED THAT THE MERGER AGREEMENT (AS DEFINED IN THE OFFER TO PURCHASE) AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE OFFER AND THE MERGER (AS DEFINED IN THE OFFER TO PURCHASE), ARE FAIR TO AND IN THE BEST INTERESTS OF THE STOCKHOLDERS OF THE COMPANY, HAS APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE OFFER AND THE MERGER, AND RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY ACCEPT THE OFFER AND TENDER THEIR SHARES THEREUNDER TO THE PURCHASER AND, IF REQUIRED BY APPLICABLE LAW, APPROVE AND ADOPT THE MERGER AGREEMENT AND THE MERGER.

        4. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Friday, December 26, 1997, unless the Offer is extended.

        5. The Offer and the obligation to accept Shares for payment are conditioned upon only (i) there being validly tendered and not withdrawn prior to the expiration of the Offer, that number of shares which represents at least a majority of the Shares outstanding on a fully diluted basis and

    (ii) the satisfaction of certain other conditions set forth in the Offer to Purchase. As used herein, "fully diluted basis" takes into account issued and outstanding Shares and the conversion or exercise of all outstanding options and other rights and securities exercisable or convertible into Shares.

        6. Any stock transfer taxes applicable to a sale of Shares to the Purchaser pursuant to the Offer will be borne by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the expiration of the Offer. If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us the instruction form accompanying this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the accompanying instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

    The Offer is not being made to, nor will tenders be accepted from or on behalf of, the holders of Shares residing in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. However, the Purchaser may, in its discretion, take such actions as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

                        INSTRUCTIONS WITH RESPECT TO THE

                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                          DEFLECTA-SHIELD CORPORATION

    The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase dated November 28, 1997 and the related Letter of Transmittal in connection with the offer by Zephyros Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Lund International Holdings, Inc., a Delaware corporation, to purchase for cash any and all issued and outstanding shares of common stock, par value $.01 per share (the "Common Stock" or the "Shares"), of Deflecta-Shield Corporation, a Delaware corporation.

    This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in such Offer to Purchase and related Letter of Transmittal.

Dated: ____________, 1997

                        NUMBER OF SHARES TO BE TENDERED*
                                 ______ SHARES

    I (we) understand that if I (we) sign this instruction form without indicating a lesser number of Shares in the space above, all Shares held by you for my (our) account will be tendered.

                                              ---------------------------------------------
                                                               Signature(s)

                                              ---------------------------------------------
                                              ---------------------------------------------
                                                              Print Name(s)

                                              ---------------------------------------------
                                              ---------------------------------------------
                                                            Print Address(es)

                                              ---------------------------------------------
                                                      Area Code and Telephone Number

                                              ---------------------------------------------
                                                     Tax ID or Social Security Number

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*   Unless otherwise indicated, it will be assumed that all Shares held by your firm for my (our) account are to be tendered.